EMPLOYMENT AGREEMENT

This AGREEMENT reached this 17th day of October, 2012 by and between PREMIER POWER RENEWABLE ENERGY, INC. (hereinafter referred to as CORPORATION(S) and Francesco Marangon (hereinafter referred to as EXECUTIVE ).

WHEREAS CORPORATION is a corporation duly organized and existing under the laws of the State of Delaware, principally engaged in the business of solar power and renewable energy solutions.

1.	CORPORATION hereby retains the services of the EXECUTIVE as its Chief Executive Officer (hereafter CEO). In his capacity as CEO he shall be responsible for managing and overseeing the day to day operations of the CORPORATION as well as near and long term strategic planning of the CORPORATION. His duties shall include, but not be limited to the following:

a.	Maintain the vision and direction of the Company.
b.	Analyze the financial budgetary structure of the Company and propose budgetary changes and modifications.
c.	Analyze the marketing strategies of the Company.
d.	Propose any new or revised business strategies for the Company.
e.	Manage and oversee all the employees of the Company.
f.	Assist in obtaining long term financing and/or seeking potential strategic partners, merger candidates, and or acquiring entities when it is deemed timely and necessary by the Company's Board of Directors.
g.	Personally maintain a presence and relationships with upper management of the Company's major clients and suppliers.
h.	Oversee the Company's worldwide operations.
i.	Other executive and managerial powers and duties with respect to the Company as may reasonably be assigned to the Executive by the Company's Board of Directors

In pursuit of the foregoing responsibilities, EXECUTIVE shall report directly to the Board of Directors.

EXECUTIVE shall dedicate his full and exclusive time to the herein employment to enable his to faithfully perform his duties hereunder. In connection herewith EXECUTIVE shall be required to travel both statewide, nationally and internationally to perform his duties hereunder. However it is expressly understood that the US Corporate Headquarters in El Dorado Hills, CA shall be his base office of operation.

2. TERM: The term of the EXECUTIVE’s employment hereunder shall be four years and shall commence upon the signing of this agreement, and shall be terminate on the four year anniversary of the signing of this agreement, subject to earlier termination under section 5.

3. COMPENSATION: In consideration for the services being rendered herein, EXECUTIVE shall be entitled to and shall receive the following compensation:

a)	Annual compensation of Two Hundred Fifty Thousand dollars ($250,000.00) said compensation shall be paid in 24 equal payments during each year.
b)	As for additional compensation EXECUTIVE shall receive an annual 20% bonus above base salary based on the CEO efforts to “help” the company achieve the following:

:

a)	Minimum revenue growth of 80% in year 1, 80% growth in year 2, 70% growth in year 3, targets may be revised and adjusted by the Board over the term of the agreement.
b)	Annual EBITDA and Net Income in excess of previous years EBIDTA and Net Income.
c)	Net Income margins in excess of Five Percent (5%)
d)	Acquisitions to secure revenue growth, margin growth and market share domestically and around the world.

c)	Employee will receive stock options in the following amounts:

a)	Year 1: 100,000 options to purchase stock in CORPORATION, at strike price defined below, vesting 25% per year for each year of employment.

b)	Year 2: 125,000 options to purchase stock in CORPORATION at strike price defined below, vesting 33% per year for each additional year of employment.

c)	All stock options will be issued at a “Strike Price” to be the same as the price of the CORPORATIONS stock as of the end of the days trading as quoted on the primary exchange the CORPORATIONS stock is listed, on day the ESOP is approved by the board of directors.

d)	Notwithstanding the vesting time frames specified above EXECUTIVE’s rights to receive the stock options described herein shall be accelerated for any given year to the full vesting for that year in the event of a Triggering Event in any given year (i.e. sale, merger or acquisition of over 51% Premier Power by a third party)

d)	For purposes of this provision “EBITDA: shall be defined as fiscal year end earnings before interest, taxes, depreciation and amortization divided by CORPORATION’s fiscal year end gross revenues, utilizing Generally Accepted Accounting Principals (GAAP)

e)	Compensation under paragraph 3 (b) and shall be paid within Thirty Days (30) of the end of CORPORATION’s fiscal year.

f)	All health standard to Premier Power employees starting upon employment.

g)	401K the same terms and conditions as others Premier Power employees

h)	The Executive shall receive a car allowance of up to Seven Hundred Dollars ($700.00) per month for the lease or purchase of an automobile, plus a charge card for gasoline expenses for such automobile that is paid for by the Company.

i)	14 days paid vacation, after the first full year of Employment hereunder.

4. NON-DISCLOSURE: In pursuit of his job responsibilities, EXECUTIVE shall acquire Financial, Marketing and other proprietary information and data of CORPORATION. To insure the continued confidential nature of this information, EXECUTIVE shall be required to execute a Non-Disclosure Agreement (in the form as is attached hereto and incorporated herein).

5. TERMINATION BY CORPORATION: This Agreement may be terminated at any time by CORPORATION during the initial 90 day period with the giving of four (4) weeks written notice. In addition thereto, it may be terminated at any time, without notice “For Cause”. For purposes of this Agreement “For Cause“shall be defined as the occurrence of any of the following acts of EXECUTIVE:

a)	Conducting and/or participating in any transaction that is a violation of any governmental rules, regulation, ordinance, and/or law, (unless specifically instructed to do so by the Board of Directors).

b)	Conducting any deal and/or transaction that might be deemed a breach of the fiduciary relationship owed to CORPORATION by EXECUTIVE as A result of his employment hereunder,

c)	Any material breach of the terms and conditions of this Agreement, and or the terms and conditions of the Non-Disclosure Agreement.

d)	Any disability which prevents EXECUTIVE from rendering services hereunder for a period of 180 consecutive days and/or a total of 60 days over any 6 month period.

e)	Without Cause. The Company may terminate the Executive "without cause" at any time by providing two (2) weeks' written notice to the Executive. In the event of termination by the Company without cause prior to December 31, 2013, the Executive shall receive a severance payment equal to one (1) year of the Executive's annual salary as set forth in Section 4.1. In the event of termination by the Company without cause on or after December 31, 2013 but prior to the Termination Date, the Executive shall receive a severance payment equal to one-half (1/2) of one (I) year of the Executive's annual salary as set forth in Section 3.a.

f)	In the event of one of the following:
a.	termination of this agreement by EXECUTIVE, or
b.	the termination of this agreement by CORPORATION for cause, as defined herein,
c.	Triggering event (Acquisition of Premier Power, Merger, or Sale) under which Stock options vesting is accelerated.

EXECUTIVE agrees not to enter into any business that competes directly with CORPORATION for a period of three years from the date of termination of this agreement; further EXECUTIVE agrees to enter into the separate NDA Non-Compete agreement attached hereto.

6.	MISCELLANEOUS PROVISIONS:

a)	The parties hereto agree to execute any and all documents necessary to effectuate the intent of this Agreement. Furthermore, the parties hereto agree to comply with all statutory requirements with respects to the transfer of the instant shares, if any such stock option is exercised.

b)	This Agreement shall be the full and final Agreement between the parties and shall constitute the full and final Agreement between the parties with respect to the subject matter of this Agreement. This Agreement shall supersede any prior or contemporaneous Agreement, oral or written, between the parties.

c)	If any provision of this Agreement shall be found to be invalid or unenforceable in any respect, the remainder of the Agreement shall remain in full force and effect. The Agreement shall be interpreted to provide a full and reasonable commercial interpretation.

d)	Any and all modifications to this Agreement must be undertaken in writing and signed by all parties.

e)	This Agreement shall be interpreted according to the laws of the State of California. If any suit or litigation is instituted it shall be brought in Sacramento, California. The prevailing party in any such litigation shall be entitled to their reasonable attorney’s fees and costs.

f)	All parties warrant that they possess the full authority and capacity to enter into this Agreement and bind their respective associates.

g)	This Agreement shall inure to the benefit or burden of any and all assigns, parents, and/or subsidiaries of CORPORATION and cannot be assigned, other than to any such entity in which CORPORATION holds at least a 50% interest therein, without the express written consent of the other party; save any merger or acquisition approved by the CORPORATIONS shareholders.

h)	This Agreement may not be assigned by EXECUTIVE and services contracted for herein are specific to EXECUTIVE and may not be delegated and or assigned to any other person other than EXECUTIVE.

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[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

Agreed and Accepted:

PREMIER POWER RENEWABLE

ENGERY, INC.

/s/ Dean Marks______________________

By_Dean Marks_____________________

_______________________

Date: October 17, 2012

/s/ Francesco Marangon______________

Francesco Marangon

Date: October 17, 2012